                                                                     EXHIBIT 4.6

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

                               WARRANT AGREEMENT

             To Purchase Shares of the Series D Preferred Stock of

                         RELEASE SOFTWARE CORPORATION

               Dated as of April 16, 1999 (the "Effective Date")


     WHEREAS, Release Software Corporation, a Delaware corporation (the "Company") has entered into a Master Lease Agreement dated as of April 16, 1999, Equipment Schedule No. VL-1 and VL-2 dated as of April 16, 1999, and related Summary Equipment Schedules (collectively, the "Leases") with Comdisco, Inc., a Delaware corporation (the "Warrantholder"); and

     WHEREAS, the Company desires to grant to Warrantholder, in consideration for such Leases, the right to purchase shares of its Series D Preferred Stock;

     NOW, THEREFORE, in consideration of the Warrantholder executing and delivering such Leases and in consideration of mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

1.   GRANT OF THE RIGHT TO PURCHASE PREFERRED STOCK.
     ----------------------------------------------

     For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from the Company that number of fully paid and non assessable shares of the Company's Series D Preferred Stock ("Preferred Stock") equal to Forty Six Thousand Five Hundred Dollars ($46,000) ("Aggregate Purchase Price") divided by the Exercise Price ("Exercise Price"). The Exercise Price shall equal the numeric average of (a) $3.49 per share (the price per share of Series D Preferred Stock) and (b) the price per share in the next round ("Next Round"), so long as the Next Round occurs within ninety (90) days of the date herein, provided however, if the Next Round is not successfully completed within ninety (90) days of the date herein, then the Exercise Price shall be equal to $3.49 per share. Next Round shall be defined as (i) next private round of equity financing, (ii) the Company's initial public offering (as defined below), (iii) merger or acquisition. The number and purchase price of such shares are subject to adjustment as provided in Section 8 hereof.

     Notwithstanding the term of this Warrant Agreement as set forth above, the right to purchase Preferred Stock as granted shall expire, if not previously exercised, immediately upon the closing of either of the following events:

     (i) the issuance and sale of shares of Common Stock of the Company in the Company's first public offering of securities for its own account pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Initial Public Offering"), provided that the underwriters so request that the Warrantholder exercise at that time.

     (ii) upon the closing of a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (the "Merger") provided in which Warrantholder realizes a value for its shares equal to three (3) times the Exercise Price and acquirer so request that the Warrantholder exercise at that time.

     The Company shall notify the Warrantholder if the Initial Public Offering or Merger is proposed within a reasonable period of time prior to the filing of a registration statement or the closing of the Merger and if the

Company fails to deliver such written notice within a reasonable period of time, anything to the contrary in this Warrant Agreement notwithstanding, the rights to purchase will not expire until ten (10) business days after the Company delivers such notice to the Warrantholder. Such notice shall also contain such details of the proposed Initial Public Offering or Merger as are reasonable in the circumstances and notice that this Warrant Agreement is expected to expire upon closing thereof. If such closing does not take place, the Company shall promptly notify the Warrantholder that such proposed transaction has been terminated. Anything to the contrary in this Warrant Agreement notwithstanding, the Warrantholder may rescind any exercise of its purchase rights promptly after such notice of termination of the proposed transaction if the exercise of warrants occurred after the Company notified the Warrantholder that the Initial Public Offering or Merger was proposed or if the exercise were otherwise precipitated by such proposed Initial Public Offering or Merger. In the event of such rescission, the Warrants will continue to be exercisable on the same terms and conditions.

2.   TERM OF THE WARRANT AGREEMENT.
     -----------------------------

     Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Preferred Stock as granted herein shall commence on the Effective Date and shall be exercisable for a period of (i) seven (7) years.

3.   EXERCISE OF THE PURCHASE RIGHTS.
     -------------------------------

     The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the "Notice of Exercise"), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, and in no event later than twenty-one
(21) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the "Acknowledgment of Exercise") indicating the number of shares which remain subject to future purchases, if any.

     The Exercise Price may be paid at the Warrantholder's election either (i) by cash or check, or (ii) by surrender of Warrants ("Net Issuance") as determined below. If the Warrantholder elects the Net Issuance method, the Company will issue Preferred Stock in accordance with the following formula:

                    X = Y(A-B)
                        ------
                          A

     Where:  X =  the number of shares of Preferred Stock to be issued to the
                         Warrantholder.

             Y =  the number of shares of Preferred Stock requested to be exercised under this Warrant Agreement.

             A =  the fair market value of one (1) share of Preferred Stock.

             B =  the Exercise Price.

     For purposes of the above calculation, current fair market value of Preferred Stock shall mean with respect to each share of Preferred Stock:

             (i) if the exercise is in connection with an Initial Public Offering, and if the Company's Registration Statement relating to such public offering has been declared effective by the SEC, then the fair market value per share shall be the product of (x) the initial "Price to Public" specified in the final prospectus with respect to the offering and
     (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

             (ii) if this Warrant is exercised after, and not in connection with the Company's Initial Public Offering, and:

                 (a) if traded on a securities exchange, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a five (5) day period ending three days before the day the current fair market value of the securities is being determined and
          (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise; or

                 (b) if actively traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the five (5) day period ending three days before the day the current fair market value of the securities is being determined and
          (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

          (iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Preferred Stock shall be the product of (x) the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of common Stock sold by the Company, from authorized but unissued shares as determined in good faith by its Board of Directors and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise, unless the Company shall become subject to a Merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the fair market value of Preferred Stock shall be deemed to be the value received by the holders of the Company's Preferred Stock on a common equivalent basis pursuant to such Merger or acquisition.

     Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Warrant Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

4.   RESERVATION OF SHARES.
     ---------------------

     (a)  Authorization and Reservation of Shares. During the term of this
          ---------------------------------------
Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein.

5.   NO FRACTIONAL SHARES OR SCRIP.
     -----------------------------

     No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6.   NO RIGHTS AS SHAREHOLDER.
     ------------------------

     This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrant.

7.   WARRANTHOLDER REGISTRY.
     ----------------------

     The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

8.   ADJUSTMENT RIGHTS.
     -----------------

     The purchase price per share and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

     (a)  Merger and Sale of Assets.  If at any time there shall be a capital
          -------------------------
reorganization of the shares of the Company's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation whether or not the Company is the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (hereinafter referred to as a "Merger Event"), then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of the Warrant, the number of shares of preferred stock or other securities of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Preferred Stock purchasable) shall be applicable to the greatest extent possible.

     (b)  Reclassification of Shares. If the Company at any time shall, by
          --------------------------
combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

     (c)  Subdivision or Combination of Shares. If the Company at any time shall
          ------------------------------------
combine or subdivide its Preferred Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

     (d)  Stock Dividends.  If the Company at any time shall pay a dividend
          ---------------
payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a) or (b)) of the Company's stock, then the Exercise Price shall be adjusted, from and after the record date of such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of all shares of the Company's stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all shares of the Company's stock outstanding immediately after such dividend or distribution. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Preferred Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Preferred Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          (e)  Antidilution Rights. Additional antidilution rights applicable to
               -------------------
the Preferred Stock purchasable hereunder are as set forth in the Company's Certificate of Incorporation, as amended through the Effective Date, a true and complete copy of which is attached hereto as Exhibit IV (the "Charter"). The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter. The Company shall provide Warrantholder with prior written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Warrant, which notice shall include (a) the price at which such stock or security is to be sold, (b) the number of shares to be issued, and (c) such other information as necessary for Warrantholder to determine if a dilutive event has occurred.

     (f)  Notice of Adjustments.  If: (i) the Company shall declare any dividend
          ---------------------
or distribution upon its stock, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription prorata to the holders of any class of its Preferred or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event;
(iv) there shall be an initial public offering; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder:
(A) at least twenty (20) days' prior written notice of the date on which the books of the company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); and
(C) in the case of a public offering, the Company shall give the Warrantholder at least twenty (20) days written notice prior to the proposed effective date thereof.

     Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by overnight mail or certified mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.

     (g)  Timely Notice. Failure to timely provide such notice required by
          -------------
subsection (f) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. The notice period shall begin on the date Warrantholder is given a written notice containing all the information specified above.

9.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.
     --------------------------------------------------------

     (a)  Reservation of Preferred Stock. The Preferred Stock issuable upon
          ------------------------------
exercise of the Warrantholder's rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Preferred Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and Bylaws, as amended. The issuance of certificates for shares of Preferred Stock upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Preferred Stock. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

     (b)  Due Authority. The execution and delivery by the Company of this
          -------------
Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company, and the Leases and this Warrant Agreement are not inconsistent with the Company's Charter or Bylaws, do not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Leases and this Warrant Agreement constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms.

     (c)  Consents and Approvals. No consent or approval of, giving of notice
          ----------------------
to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

     (d)  Issued Securities. All issued and outstanding shares of Common Stock,
          -----------------
Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all Federal and state securities laws. In addition:

          (i) The authorized capital of the Company consists of (A) 29,709,657 shares of Common Stock, of which 2,222,457 shares are issued and outstanding, (B) 2,042,000 shares of Series A Preferred Stock, of which 2,000,000 shares are issued and outstanding and are convertible into 2,000,000 shares of Common Stock at a price of $0.50 per share, (C) 2,0272,854 shares of Series B Preferred Stock, of which 2,202,854 shares are issued and outstanding and are convertible into 2,202,854 shares of Common Stock at a price of $0.70 per share, (D) 2,957,843 shares of Series C Preferred Stock, of which 2,944,460 shares are issued and outstanding and are convertible into 2,944,460 shares of Common Stock at a price of $1.87 per share, and (E) 2,936,960 shares of Series D Preferred Stock, of which 2,782,244 shares are issued and outstanding and are convertible into 2,782,244 shares of Common Stock at a price of $3.49 per share.

          (ii) As of February 281, 1999, the Company has reserved 3,275,292 shares of Common Stock for issuance under its 1996 and 1998 Stock Option Plan, under which 1,478,525 and 1,568,190 options are outstanding at an average price of $0.92 and $1.75 per share, respectively. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company, except for Warrants A, B, and C.

          (iii) In accordance with the Company's Certified Articles of Incorporation, no shareholder of the Company has preemptive rights to purchase new issuances of the Company's capital stock.

     (e)  Insurance. The Company has in full force and effect insurance
          ---------
policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

     (f)  Other Commitments to Register Securities. Except as set forth in this
          ----------------------------------------
Warrant Agreement and Amended and Restated Investor Rights Agreement, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

     (g)  Exempt Transaction. Subject to the accuracy of the Warrantholder's
          ------------------
representations in Section 10 hereof, the issuance of the Preferred Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

     (h)  Compliance with Rule 144. At the written request of the Warrantholder,
          ------------------------
who proposes to sell Preferred Stock issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

10.  REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.
     --------------------------------------------------

     This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

     (a)  Investment Purpose. The right to acquire Preferred Stock or the
          ------------------
Preferred Stock issuable upon exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

     (b)  Private Issue. The Warrantholder understands (i) that the Preferred
          -------------
Stock issuable upon exercise of this Warrant is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10.

     (c)  Disposition of Warrantholder's Rights. In no event will the
          -------------------------------------
Warrantholder make a disposition of any of its rights to acquire Preferred Stock or Preferred Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that
(A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Preferred Stock or Preferred Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Preferred Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Preferred Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Preferred Stock not bearing any restrictive legend.

     (d)  Financial Risk. The Warrantholder has such knowledge and experience in
          --------------
financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. Warrantholder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself and can bear the economic risk of its investment.

     (e)  Risk of No Registration. The Warrantholder understands that if the
          -----------------------
Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1933 Act (the "1933 Act"), or file reports pursuant to
Section 15(d), of the 1934 Act, as amended, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Warrant Agreement, or (ii) the Preferred Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its rights of the Warrantholder to purchase Preferred Stock or Preferred Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

     (f)  Accredited Investor. Warrantholder is an "accredited investor" within
          -------------------
the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

     (g)  Legends. It is understood that the Preferred Stock issuable upon
          -------
exercise of the rights under this Warrant Agreement may bear one or all of the following legends:

          (i) THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL (WHICH MAY BE IN-HOUSE COUNSEL) SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

          (ii) Any legend required by State securities laws.

11.  TRANSFERS.
     ---------

     Subject to the terms and conditions contained in Section 10 hereof, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, however, in no event shall the number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the "Transfer Notice"), at its principal offices and the payment to the company of all transfer taxes and other governmental charges imposed on such transfer.

12.  MARKET STANDOFF
     ---------------

     Each holder of the Preferred Stock issued upon exercise of the rights hereunder agrees that, during the period specified by the underwriter or underwriters of Common Stock (or other securities) of the Company, following the effective date of a registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by such underwriter, directly or indirectly sell, offer or contract to sell (including, without limitation, any short sale) grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company at any time during such period except Preferred Stock included in such registration.

13.  MISCELLANEOUS.
     --------------

     (a)  Effective Date. The provisions of this Warrant Agreement shall be
          --------------
construed and shall be given effect in all respects as if it had been executed and delivered by the company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

     (b)  Attorney's Fees. In any litigation, arbitration or court proceeding
          ----------------
between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

     (c)  Governing Law. This Warrant Agreement shall be governed by and
          -------------
construed for all purposes under and in accordance with the laws of the State of California.

     (d)  Counterparts. This Warrant Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (e)  Notices. Any notice required or permitted hereunder shall be given in
          -------
writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth) or seven (7) days after deposit in the United States mail, by registered or certified mail, addressed (i) to the Warrantholder at 6111 North River Road, Rosemont, Illinois 60018, Attention: Venture Lease Administration, cc: Legal Department, Attention.: General Counsel, (and/or, if by facsimile, (847) 518-5465 and (847)518-5088) and (ii) to the Company at 990 Commercial Street, San Carlos, CA 94070, Attention: Joan Walsh (and/or if by facsimile, (650) 508-2490) or at such other address as any such party may subsequently designate by written notice to the other party.

     (f)  Remedies. In the event of any default hereunder, the non-defaulting
          --------
party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

     (g)  No Impairment of Rights. The Company will not, by amendment of its
          -----------------------
Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

     (h)  Survival.  The representations, warranties, covenants and conditions
          --------
of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

     (i)  Severability. In the event any one or more of the provisions of this
          ------------
Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

     (j)  Amendments. Any provision of this Warrant Agreement may be amended by
          ----------
a written instrument signed by the Company and by the Warrantholder.

     (k)  Additional Documents. The Company, upon execution of this Warrant
          --------------------
Agreement, shall provide the Warrantholder with certified resolutions with respect to the representations, warranties and covenants set forth in subparagraphs (a) through (d), (f) and (g) of Section 9 above. The Company shall also supply such other documents as the Warrantholder may from time to time reasonably request.


                  REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

                         Company: RELEASE SOFTWARE CORPORATION


                         By:    /s/ Joan P. Walsh
                               -----------------------------

                         Title: CFO
                               -----------------------------

                         Warrantholder: COMDISCO, INC.

                         By:    /s/ Jill C. Hanses
                               ------------------------------

                         Title: JILL C. HANSES
                               ------------------------------
                                SENIOR VICE PRESIDENT

                                   EXHIBIT I

                              NOTICE OF EXERCISE

To:  ________________________

(1) The undersigned Warrantholder hereby elects to purchase ______ shares of the Series D Preferred Stock of ______________, pursuant to the terms of the Warrant Agreement dated the _______ day of __________________________,
     19__ (the "Warrant Agreement") between ____________________ and the Warrantholder, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2) In exercising its rights to purchase the Series D Preferred Stock of _____________________, the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 10 of the Warrant Agreement.

(3) Please issue a certificate or certificates representing said shares of Series D Preferred Stock in the name of the undersigned or in such other name as is specified below.


__________________________________
(Name)

__________________________________
(Address)

Warrantholder: COMDISCO, INC.

By:     __________________________

Title:  __________________________

Date:   __________________________

                                  EXHIBIT II

                          ACKNOWLEDGMENT OF EXERCISE

     The undersigned _____________________________, hereby acknowledge receipt of the "Notice of Exercise" from Comdisco, Inc., to purchase ______ shares of the Series D Preferred Stock of _______________, pursuant to the terms of the Warrant Agreement, and further acknowledges that ______ shares remain subject to purchase under the terms of the Warrant Agreement.

                                   Company:


                                   By:     _________________________

                                   Title:  _________________________

                                   Date:   _________________________

                                  EXHIBIT III

                                TRANSFER NOTICE

(To transfer or assign the foregoing Warrant Agreement execute this form and supply required information. Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to

________________________________________________________________
(Please Print)

whose address is _______________________________________________

________________________________________________________________

                       Dated: __________________________________

                       Holder's Signature: _____________________

                       Holder's Address:   _____________________

                       _________________________________________

Signature Guaranteed:  _________________________________________

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.

                                  EXHIBIT IV

             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                         RELEASE SOFTWARE CORPORATION


          The undersigned, Matthew Klein and James L. Brock, hereby certify that:

          ONE: They are the duly elected and acting President and Secretary, respectively, of Release Software Corporation, a Delaware corporation, which is the present name of the corporation. The name under which said corporation was originally incorporated is Digital Money, Inc., and the date of filing of said corporation's original certificate of incorporation with the Delaware Secretary of State is March 28, 1994.

          TWO: The Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

     The name of this corporation is Release Software Corporation.

                                  ARTICLE II

     The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805.
The name of its registered agent at such address is Corporate Agents, Inc.

                                  ARTICLE III

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

     A.   Classes of Stock.  This corporation is authorized to issue two classes
          ----------------
of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Twenty-Nine Million Seven Hundred Nine Thousand Six Hundred Fifty-Seven (29,709,657) shares. Nineteen Million Five Hundred (19,500,000) shares shall be Common Stock, par value $0.001 per share, and Ten Million Two Hundred Nine
                         -----
Thousand Six Hundred Fifty-Seven (10,209,657) shares shall be designated Preferred Stock, par value $0.001 per share, of which Two Million Forty Two
                            -----
Thousand (2,042,000) shares have been designated "Series A Preferred Stock,"
Two Million Two Hundred Seventy Two Thousand Eight Hundred Fifty Four (2,272,854) shares have been designated "Series B Preferred Stock," Two Million Nine Hundred Fifty Seven Thousand Eight Hundred Forty Three (2,957,843) shares have been designated "Series C Preferred Stock" and Two Million Nine Hundred Thirty Six Thousand Nine Hundred Sixty (2,936,960) shares have been designated "Series D Preferred Stock."

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 06/22/1998
                                                             981241108 - 2389257

     B.   Rights, Preferences and Restrictions of Preferred Stock.  The rights,
          -------------------------------------------------------
preferences, restrictions and other matters relating to the Preferred Stock are as follows:

          1.   Dividend Provisions.
               -------------------

               (a) The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to received dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of 8% of the Original Series A Issue Price (as defined below) per annum, 8% of the Original Series B Issue Price (as defined below) per annum, 8% of the Original Series C Issue Price (as defined below) and 8% of the Original Series D Issue Price (as defined below) per annum, respectively, (i) payable quarterly when, as and if declared by the Board of Directors or (ii), with respect to the Series D Preferred Stock, in the event of any liquidation, dissolution or winding up of this corporation. Such dividends shall be non cumulative with respect to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and shall be cumulative with respect to the Series D Preferred Stock.

               (b) After payment of such dividends, any additional dividends or distributions shall be distributed among all holders of Common Stock and all holders of Series D Preferred Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series D Preferred Stock).

          2.   Liquidation Preference.
               ----------------------

               (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $3.49 for each outstanding share of Series D Preferred Stock (the "Original Series D Issue Price") and (ii) all accrued but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock pro rata based upon the number of shares of Series D Preferred Stock held by them.

               (b) Upon the completion of the distribution required by subparagraph (a) of this Section 2, the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, (A) in the case of the Series A Preferred Stock, an amount per share equal to the sum of (i) $.50 for each outstanding share of Series A Preferred Stock (the "Original

Series A Issue Price") and (ii) an amount equal to the declared but unpaid dividends on such share; (B) in the case of Series B Preferred Stock, an amount per share equal to the sum of (i) $.70 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") and (ii) an amount equal to declared but unpaid dividends on such share; and (C) in the case of the Series C Preferred Stock, an amount per share equal to the sum of (i) $1.868 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price") and (ii) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in proportion to the aggregate preferential amounts owed such holders in respect of such shares.

               (c)  (i)    If a liquidation, dissolution or winding up of this
corporation occurs prior to January 31, 2001, then upon the completion of the distribution required by subparagraphs (a) and (b) of this Section 2, the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock).

                    (ii) If a liquidation, dissolution or winding up of this corporation occurs on or after January 31, 2001, then upon the completion of the distribution required by subparagraphs (a) and (b) of this Section 2, the holders of the Series D Preferred Stock and Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series D Preferred Stock).

               (d)  (i)    For purposes of this Section 2, unless otherwise
agreed by holders of at least seventy percent (70%) of the then outstanding shares of Preferred Stock (voting together as a single class and on an as-converted basis), a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of this corporation or a change in control of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected primarily for the purpose of changing the domicile of this corporation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation; or (ii) a sale of all or substantially all of the assets of this corporation.

                    (ii) In any such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                     (A) Securities not subject to investment letter or other similar restrictions on free marketability:

                              (1)  If traded on a securities exchange or through
NASDAQ-NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

                              (2)  If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                              (3)  If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                     (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

               (iii) In the event the requirements of this subsection 2(c) are not complied with, this corporation shall forthwith either:

                     (A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

                     (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(d)(iv) hereof.

               (iv) The corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or soon than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

          3.   Conversion. The holders of the Preferred Stock shall have
               ----------
conversion rights as follows (the "Conversion Rights"):

               (a)  Right to Convert. Each share of Preferred Stock shall be
                    ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassesable shares of Common Stock as is determined by dividing the Original Series A Issue Price for the Series A Preferred Stock, the Original Series B Issue Price for the Series B Preferred Stock, the Original Series C Issue Price for the Series C Preferred Stock or the Original Series D Issue Price for the Series D Preferred Stock by the Conversion Price applicable to such series of Preferred Stock, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price; the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price; and the initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price; provided, however, that the Conversion Price for each series of Preferred Stock shall be subject to adjustment as set forth in subsection 3(d).

               (b)  Automatic Conversion. Each share of Series A Preferred
                    --------------------
Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) the corporation's sale of its Common Stock in an underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, at a public offering price (prior to underwriting commissions and expenses) of at least $15,000,000 in the aggregate, before deduction of underwriting discounts and registration expenses, at a per share offering price to the public of at least 150% of the Original Series D Issue Price (as adjusted for stock splits, reverse stock splits, recapitalizations and similar events) ( a "Qualified IPO"), (ii) upon the
                                           -------------
corporation's sale of its Common Stock in an underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, at a public offering price (prior to underwriting commissions and expenses) of at least $15,000,000 in the aggregate, before deduction of underwriting discounts and registration expenses, at a per share offering price to the public of at least 120% of the Original Series D Issue Price (as adjusted for stock splits, reverse stock splits, recapitalizations and similar events); provided, however, that the automatic conversion of the shares of Preferred
--------  -------
Stock upon such public offering was approved by the written consent of the holders of at least seventy percent (70%) of the then outstanding shares of Preferred Stock, voting together as a single class and on an as-converted basis, or (iii) the date specified by written consent or agreement of (A) the holders of at least seventy percent (70%) of the then outstanding shares of Preferred Stock, voting together as a single class and on an as-converted basis and (B) the holders of at least fifty percent (50%) of the then outstanding shares of Series D Preferred Stock, voting together as a separate class.

          (c)  Mechanics of Conversion. Before any holder of Preferred Stock
               -----------------------
shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion shall be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

          (d)  Conversion Price Adjustments of Preferred Stock for Certain
               -----------------------------------------------------------
Dilutive Issuances, Splits and Combinations. The Conversion Price of the
-------------------------------------------
Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) (A) If the corporation shall issue, after the date upon which any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock were first issued (the "Purchase Date" with respect to such series of Preferred Stock), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock so issued; provided that for the purposes of this subsection 3(d)(i)(A), all shares of Common Stock issuable upon conversion and/or exercise of any outstanding Preferred Stock, options, warrants or convertible securities, shall be deemed to be outstanding.

                    (B) No adjustment of the Conversion Price of any series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                    (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                    (E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of subsection 3(d)(t) and subsection 3(d) (ii):

                         (1)  The aggregate maximum number of shares of Common
Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3
(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                         (2)  The aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(d)(i)(C) and (d)(i)(D)).

                         (3)  In the event of any change in the number of shares
of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                         (4)  Upon the expiration of any such options or rights,
the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights, or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                         (5)  The number of shares of Common Stock deemed issued
and the consideration deemed paid therefor pursuant to subsections 3(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(d)(i)(E)(3) or (4).

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(d)(i)(E)) by this corporation after the Purchase Date other than:

                    (A) Common Stock issued pursuant to a transaction described in subsection 3(d)(iii) hereof;

                    (B) up to an aggregate of 2,275,292 shares of Common Stock (or such greater number as shall be approved by this corporation's Board of Directors) issuable or issued to employees consultants, or directors of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation;

                    (C) Capital stock or warrants or options to purchase capital stock issued to vendors or issued in connection with bona fide equipment lease financings, credit facilities, strategic licensing transactions, or similar transactions, the terms of which are approved by the Board of Directors; provided, however, that the aggregate amount of capital stock issued, or
--------  -------
issuable upon the exercise of warrants or options issued, pursuant to this subsection 3(d)(ii)(C) shall not exceed five percent (5%) of this corporation's capital stock (on a fully-diluted basis assuming exercise of all options and warrants and conversion of all convertible securities).

                         (D)  Capital stock or warrants or options to purchase
capital stock issued in connection with bona fide acquisitions or mergers, the terms of which are approved by at least two-thirds of the members of the Board of Directors of this Corporation;

                         (E)  Capital stock or warrants or options to purchase
capital stock the issuance of which is determined to be excluded from the definition of "Additional Stock" upon the written consent of the holders of at least (1) seventy percent (70%) of the then outstanding Preferred Stock and (2) fifty percent (50%) of the then outstanding Series D Preferred Stock (without any requirement of an amendment to this Amended and Restated Certificate of Incorporation); and

                         (F)  Shares of Common Stock issued or issuable upon
conversion of Preferred Stock.

                  (iii) In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock and Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 3(d)(i)(E).

                  (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

            (e)   Other Distributions. In the event this corporation shall
                  -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(d)(iii), then, in each such case for the purpose of this subsection 3(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

               (f)  Recapitalizations. If at any time or from time to time there
                    -----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or in Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (g)  No Impairment. This corporation will not, by amendment of
                    -------------
its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               (h)  No Fractional Shares and Certificate as to Adjustments.

                    (i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

               (i)  Notices of Record Date. In the event of any taking by this
                    ----------------------
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (j)  Reservation of Stock Issuable Upon Conversion. This
                    ---------------------------------------------
corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if or any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be neccessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these articles.

              (k)  Notices. Any notice required by the provisions of this
                    -------
Section 3 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

          4.   Voting Rights.
               -------------

               (a) Subject to subsection 4(b) below, the holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

               (b) So long as at least one million (1,000,000) shares of Preferred Stock shall remain outstanding (subject to appropriate adjustment for any stock split, reverse stock split, stock dividend, recapitalization or similar transaction), (i) the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a class and on an as-converted basis, shall have the right to elect two members of the Board of Directors of this corporation (the "Series A, B and C Directors"), (ii) the holders of shares of Series D Preferred stock, voting as a separate series, shall have the right to elect one member of the Board of Directors of this corporation (the "Series D Director"), (iii) the holders of shares of Common Stock, voting separately as a class, shall have the right to elect two members of the Board of Directors of this corporation (the "Common Directors"), and (iv) each additional member of the Board of Directors, if any (collectively, the "Other Directors"), shall be elected by the vote of the holders of the Preferred stock and, the holders of the Common Stock, voting separately as two classes, and with respect to the Preferred stock, on an as-converted basis, in accordance with subsection 4(a). So long as at least one million (1,000,000) shares of Preferred Stock shall remain outstanding (subject to appropriate adjustment for any stock split, reverse stock split, stock dividend, recapitalization or similar transaction), the Series A, B and C Directors may be removed from the Board of Directors only by the affirmative vote of the holders of at least a majority of the Series A Preferred stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a class and on an as-converted basis, the Series D Director may be removed from the Board of Directors only by the affirmative vote of the holders of a majority of the Series D Preferred Stock, voting as a separate series, the Common Directors may be removed from the Board of Directors only by the affirmative vote of the holders of a majority of the Common Stock, voting separately as a class, and any Other Directors may be removed from the Board of Directors upon the affirmative vote of either the holders of a majority of the Preferred Stock, voting separately as a class and on an as-converted basis, or the holders of a majority of the Common Stock, voting separately as a class. If a vacancy on the Board of Directors is to be filled by the Board of Directors, only a director or directors elected by the same class or classes of stockholders as those who would be entitled to vote to fill such vacancy, if any, shall vote to fill such vacancy.

          5.   Protective Provisions.
               ---------------------

               (a) So long as any shares of Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least seventy percent (70%) of the shares of Preferred Stock outstanding (voting together as a single class and on an as-converted basis):

                    (i)    Authorize or issue any equity security senior or pari
                                                                            ----
passu to the Preferred Stock as to dividend rights or redemption rights or
-----
liquidation preferences;

                    (ii) Sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of;

                    (iii) Whether by amendment of the corporation's Bylaws, amendment of this Certificate of Incorporation or otherwise, alter or change the rights, preferences or privileges of the shares of Preferred Stock, so as to affect adversely such shares; or

                    (iv) Take any action that would result in taxation of the holders of shares of the Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or by comparable provision of the Internal Revenue Code as herein from time to time amended);

                    (v) Effect a material change in the nature of the Company's business as conducted on the date hereof; or

                    (vi) Approve or authorize the incurrence of any indebtedness or the issuance of any guarantee of any obligation of any other person or entity (other than a subsidiary) if the aggregate amount of the principal amount of such indebtedness and the principal amount of the indebtedness so guaranteed shall exceed $7,500,000;

               Further, so long as at least 1,000,000 shares of Preferred Stock remain outstanding and unless unanimously approved by the Board of Directors of this corporation, this corporation shall not take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least seventy percent (70%) of the then outstanding shares of Preferred Stock:

                    (vii) make any loans or advances to its employees or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business or loans to employees made pursuant to promissory notes issued for the purchase of shares under a stock option plan or restricted stock plan approved by the Board of Directors of this corporation; or

                    (viii) guarantee any indebtedness or obligation of any other party other than in the ordinary course of business.

               (b) In addition, so long as at least 500,000 shares of Series D Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least fifty percent (50%) of the shares of Series D Preferred stock outstanding

                    (i) Authorize or issue any equity security senior or pari passu to the Series D Preferred Stock as to dividend rights or redemption
----------
rights or liquidation preferences;

                    (ii) Whether by amendment of the corporation's Bylaws, amendment of this Certificate of Incorporation or otherwise, alter or change the rights, preferences or privileges of the shares of Series D Preferred stock, so as to affect adversely such shares; or

                    (iii) Amend Section 3(b) of this Article IV so as to affect adversely the Series D Preferred Stock.

          6.   Status of Converted Stock. In the event any shares of Preferred
               -------------------------
Stock shall be converted pursuant to Section 2 or Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

          7.   Redemption. The Preferred Stock is not redeemable.
               ----------

     C.   Common Stock.
          -------------

          1.   Dividend Rights. Subject to the prior rights of holders of all
               ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.   Liquidation Rights. Upon the liquidation, dissolution or winding
               ------------------
up of the corporation, the assets of the corporation shall be distributed as provided in subparagraph (b) of Section 2 of this Article IV.

          3.   Redemption. The Common Stock is not redeemable.
               ----------

          4.   Voting Rights. The holder of each share of Common Stock shall
               -------------
have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

     Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.

                                  ARTICLE VI

     The number of directors of the corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors.

                                  ARTICLE VII

     Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                 ARTICLE VIII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                  ARTICLE IX

     A director of this corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE X

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   *********

     The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on June 22, 1998.


                            RELEASE SOFTWARE CORPORATION



                            By:  /s/ Matthew Klein
                               ---------------------------
                               Matthew Klein, President


                            By:  /s/ James L. Brock
                               ---------------------------
                               James L. Brock, Secretary